EXHIBIT 10.27

AMENDMENT AND
EXTENSION AGREEMENT

This Amendment and Extension Agreement is made as of the 10th day of November, 2005, by and between Calais Resources, Inc., Buyer, and the Estate of John W. Snyder, Seller, to amend and extend that certain Vacant Land Contract to Buy and Sell Real Estate dated September 21, 2005 as follows:

In consideration of the Buyer depositing with the Title Company $10,000 an additional earnest money and as partial payment of the property, the parties agree to extend the closing to December 2, 2005.
CALAIS RESOURCES, INC.

By:	/s/ Tom Hendricks
Tom Hendricks, President and CEO

ESTATE OF JOHN W. SNYDER

By:	/s/ Steve Snyder
Steve Snyder, Personal Representative